SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant    ☒                                 Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(E)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ASHLAND INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and D-11.

    P.O. BOX 8016, CARY, NC 27512-9903

Ashland Inc.

Important Notice Regarding the Availability of Proxy Materials

Stockholders Meeting to be held on January 24, 2023

For Stockholders of record as of December 01, 2022

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/ASH

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/ASH
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before January 13, 2023.

To order paper materials, use one of the following methods.

INTERNET	TELEPHONE	* E-MAIL
www.investorelections.com/ASH	(866) 648-8133	paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Ashland Inc.

Meeting Type: Annual Meeting of Stockholders
Date:	Tuesday, January 24, 2023
Time:	10:30 AM, Eastern Time
Place:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/ASH for more details.

You must register to attend the meeting online and/or participate at www.proxydocs.com/ASH

SEE REVERSE FOR FULL AGENDA

Ashland Inc.

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

            FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL

1.	The election of 9 director nominees

1.01 Steven D. Bishop

1.02 Brendan M. Cummins

1.03 Suzan F. Harrison

1.04 Jay V. Ihlenfeld

1.05 Wetteny Joseph

1.06 Susan L. Main

1.07 Guillermo Novo

1.08 Jerome A. Peribere

1.09 Janice J. Teal

2.	To ratify the appointment of Ernst & Young LLP as independent registered public accountants for fiscal 2023;

3.

To vote upon a non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion; and

4.	The transaction of such other business as may properly come before the meeting.